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                                                                      EXHIBIT 21


                 Catellus Development Corporation Subsidiaries
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ANT II, LLC
ANT, LLC
BHC Residential, LLC
Bridgecourt Partners
Carlsbad Laurel Tree Apartments, LP
Catellus BHC, LLC
Catellus Camp Pendleton, LLC
Catellus Commercial Group, LLC
Catellus Construction Corporation
Catellus Elmendorf, LLC
Catellus Fiber Optics, LLC
Catellus Finance I, L.L.C.
Catellus Fort Carson, LLC
Catellus Commercial Development Corporation
 (formerly Catellus Management Corporation)
Catellus Management Corporation of Canada Ltd.
Catellus Residential Communities, Inc.
Catellus Residential Construction, Inc.
Catellus Residential Design Center, Inc.
Catellus Residential Group, Inc.
Catellus Residential Homes Corp. I
Catellus Residential Marbella Inc.
Catellus Residential Meadowlark, LLC
Catellus Residential Occan Ridge, Inc.
Catellus Residential Ridgemoor Homes, Inc.
Catellus Residential Ridgemoor, Inc.
Catellus Residential-Tustin II LLC
Catellus Residential-Vista Ladera L.L.C.
Catellus Residential Westchester, L.L.C.
Catellus RVL, Inc. (formerly RVL, Inc.)
Catellus Technologies Group (Fremont), LLC
Catellus Technologies Group (Mission Bay), LLC
Catellus Union Station, Inc.
Catellus Urban Construction, Inc.
 (Mixed Use Construction, Inc.; formerly Westada Corporation)
Catellus Urban Development Group, LLC
 (formerly Catellus Mixed Use Group, LLC)
Catellus Urban Development, LLC
Catellus Westminster Company, LLC
Catellus Westminster II, LLC
Cato REIT, Co. (formerly Seabridge Properties, Inc.)
CCG Ontario, LLC
Collinsville Property Corporation
CRG/Constructors L.P.
CRG/CDI Oxnard LLC
CTG Data Centers (Fremont), LLC
CTG Data Centers (Mission Bay), LLC
Cuatro Catellus, LP
Dallas International Ltd.
Desert Housing LLC
Design Center Services
East Baybridge Partners, LP
Folsom Associates LLC
Fort Hood Family Housing, LLC
GGF Holdings, LLC
GGF Property, LLC
Catellus Urban Development Corporation
 (formerly Gillman Property Corporation)
Golden Empire Investment Corporation
Harbor Drive Company
Hercules, LLC
Hercules Victoria, LLC
International Rivercenter
Mission Bay Transportation Management Association
New Orleans International Hotel
New Orleans Rivercenter
New Shrine Holdings, LLC
Pacific Design Center
Pacific Market Investment Company
Parkway Village LLC
Plato REIT, LLC
Riding-Catellus Golden Gate, LLC
Santa Fe Bayfront Venture
Santa Fe Towers Land Company
Sequoia Pacific Realco, L.P.
Serrano Associates LLC
SF Pacific Properties Inc.
Talega Associates, LLC
Talega Village LLC
The South Portal Company
Thornstripe, Inc.
Thunderdome Co.
Torrance Investment Company
Traer Creek LLC
Union Station Venture One Corporation
Union Station Partners
Vista Range, LLC